EXHIBIT 11.1


                        COMPUTATION OF EARNINGS PER SHARE


The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:


                                                                  Income             Shares             Per Share
U.S. dollars in thousands except share and per share data       (Numerator)       (Denominator)           Amount
                                                            ------------------- ------------------ -------------------
Three Months Ended March 31, 1999
---------------------------------
Basic earnings per share
Income available to common shareholders                                 $3,991         13,923,799               $0.29

Effect of Dilutive Securities:
   Class A Warrants                                                                            --
   Director and Employee Options                                                            9,748
   Class B Warrants                                                                            --

Diluted earnings per share
Income available to common shareholders                                 $3,991         13,933,547               $0.29
                                                            =================== ================== ===================
Three Months Ended March 31, 1998
---------------------------------
Basic earnings per share
Income available to common shareholders                                 $3,251         13,923,799               $0.23
                                                            =================== ================== ===================
Effect of Dilutive Securities:
   Class A Warrants                                                                            --
   Director and Employee Options                                                          449,892
   Class B Warrants                                                                            --

Diluted earnings per share
Income available to common shareholders                                 $3,251         14,373,691               $0.23
                                                            =================== ================== ===================

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